                                                                   EXHIBIT 10.65

                             EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT ("Agreement") is entered into as of the 3rd day of February, 1997, by and between Merisel, Inc., a Delaware Corporation (the "Company"), and Robert J. McInerney ("Executive").

                                    RECITALS
                                    --------
     The Company and Executive desire to set forth the terms and conditions governing Executive's employment by the Company.

     NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, the parties hereto have agreed as follows:

     1.   Term of Employment.
          ------------------

          The Company shall employ Executive as its President and Chief Operating Officer and Executive agrees to be so employed by the Company under the terms and conditions of this Agreement commencing as of February 3, 1997 (the "Effective Date") and ending on the earlier of (i) the third anniversary of the Effective Date, or (ii) termination of Executive's employment pursuant to this Agreement (the period commencing on the Effective Date and ending on the third anniversary thereof is hereinafter referred to as the "Employment Term"), subject to renewal for additional periods as may be mutually agreed by the Company and Executive. The original term and any renewal terms of this Agreement may be sooner terminated as provided herein.

     2.   Scope of Duties.
          ---------------

          Executive shall undertake and assume the responsibility of performing for and on behalf of the Company those duties as shall be consistent with the position of the President and Chief Operating Officer. Executive shall report to the Chief Executive Officer of the Company. Executive covenants and agrees that at all times during the term of this Agreement he shall devote his substantially full-time and best efforts to the execution of his duties pursuant hereto.

     3.   Compensation.
          ------------

          As compensation for services rendered pursuant to this Agreement, the Company shall pay to Executive, in installments customary with the Company's standard payroll periods, base annual compensation of $300,000 during the Employment Term, provided, however, that the Board of Directors ("Board") may, in its sole discretion, increase such base annual compensation as merited by the performance of Executive. The Company shall deduct from all payments paid to Executive under this Agreement any required amounts for social security, federal and state income tax withholding, federal or state unemployment insurance contributions, and state disability insurance or any other required taxes.

     4.   Bonus, Expenses, Reimbursements and Additional Benefits.
          -------------------------------------------------------

          In addition to the compensation to be paid to Executive pursuant to
Section 3, the Company shall pay, reimburse or otherwise confer the following items of benefit to Executive:

          4.1 During the Employment Term, Executive shall be eligible to receive an annual bonus of $200,000 (the "Bonus Amount"), which may be paid in quarterly installments based on the Company's financial performance for such quarter measured against its consolidated business plan for such period. One quarter of the Bonus Amount shall be guaranteed to Executive for the first fiscal quarter of 1997, provided, however, that such bonus payable with respect to the first fiscal quarter of 1997 shall be reduced on a prorata basis based on the number of days within the period commencing on the first day of the first fiscal quarter of 1997 and ending on the Effective Date of this Agreement. In addition, one quarter of the Bonus Amount shall be guaranteed to Executive for the second fiscal quarter of 1997.

          4.2 The Company shall pay Executive a monthly car allowance of $1600.

          4.3 The Company shall pay Executive for the dues at one country club of Executive's choice of $425 per month.

          4.4 Executive shall be eligible to participate in all benefit programs and plans which may be afforded senior management of the Company and the Company shall make contributions to such plans and arrangements on behalf of Executive as shall be required or consistent with the terms and conditions of said plans; provided, however, that Executive shall be subject to all waiting periods and preexisting conditions of such plans and no waiting periods or preexisting conditions shall be waived. Such plans and programs may include, by way of example, deferred compensation, group insurance benefits, long-term or permanent disability insurance and major medical coverage.

          4.5 Executive shall be entitled, during the Employment Term, to vacation time with compensation and time off with compensation on account of illness or injury, in accordance with the Company's written policies for employees in effect from time to time.

          4.6 Effective February 3, 1997 (the "Option Grant Date"), the Board approved a grant to Executive of a non-qualified stock option (the "Option") to purchase 200,000 shares of the Company's Common Stock ("Option Shares") under the Company's 1991 Stock Option Plan. Except as otherwise provided in Section
5.5 below, the Option shall vest monthly at a rate of 50,000 of the Option Shares over a four-year period beginning on the Option Grant Date, with an Option exercise price of $2.00 per share, as more specifically provided in the stock option agreement between the Company and Executive to be entered into concurrently herewith. Except as otherwise provided herein, the terms and conditions of the Option shall be governed by the Company's 1991 Stock Option Plan and by the option agreement evidencing such Option.

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          4.7  During the Employment Term, the Company shall maintain a directors' and officers' liability insurance policy with a carrier having a "Best" rating of not less than A+. In the event that such an insurance policy is not in place, the Executive shall have such rights with respect to the payment of expenses and retention of counsel as are provided in the indemnity agreement to be entered into between the Company and the Executive concurrently herewith (including without limitation paragraphs 6 and 8 thereunder) and as are otherwise provided under the Company's certificate of incorporation and bylaws and applicable law.

     5.   Termination of Agreement.
          ------------------------

          5.1  Termination by Either Party. This Agreement may be terminated at
               ---------------------------
any time prior to expiration of the Employment Term by Executive upon sixty (60) days written notice to the Company. If the Company terminates Executive's employment during the period commencing on the Effective Date and ending on the second anniversary of the Effective Date, the Company shall pay Executive all salary and other compensation payable, if any, under Section 4 for the period commencing on the date of such termination of employment and ending on the second anniversary of the Effective Date. From the second anniversary of the Effective Date to the expiration of the Employment Term, the Company may terminate Executive at any time upon sixty (60) days written notice to Executive. Upon any termination (i) by the Company after the second anniversary of the Effective Date or (ii) by Executive, the Company shall promptly pay Executive all salary and other compensation, including amounts payable, if any, under Section 4 and any unused vacation pay, earned by him through the effective date of such termination. Executive shall not be entitled to any severance payment. After any notice of termination is given under this Section 5.1, whether by the Company or Executive, the Company may remove or suspend Executive from performance of his office or of any of his duties hereunder during the period prior to the effective date of termination, provided, that such removal or suspension shall not affect Executive's right to receive compensation and benefits during such period. The Board must approve the termination of Executive's employment under this Section 5.1.

          5.2  Termination by Reason of Death or Disability.  This Agreement
               --------------------------------------------
shall be terminated upon the death or, at the Company's option, the disability of Executive. For purposes of this Agreement, the term "disability" shall mean the inability of Executive to perform substantially all of his duties hereunder for any 90 days in a 105 consecutive day period; provided that until such time as the Company elects to terminate this Agreement due to Executive's disability, Executive shall continue to receive from the Company 100% of his compensation and other benefits and distributions by way of compensation, which Executive would otherwise be entitled to receive. Upon the termination of this Agreement due to death or disability of Executive, the Company shall promptly pay Executive or his estate as the case may be, all salary and other compensation, including unused vacation pay, earned by him through the effective date of such termination, less income taxes and other standard employee deductions. All other benefits and payments provided for hereunder shall terminate; provided, that nothing in this Section 5.2 shall be construed to prohibit Executive or his estate, as the case may be, from collecting any insurance proceeds or state disability payments to which he or his estate might otherwise be entitled.

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          5.3  Termination for Cause.  This Agreement may be terminated, at the
               ---------------------
Company's option, (i) upon the occurrence of any theft by Executive or conviction for or a plea of nolo contendere by Executive to a felony or any crime involving moral turpitude, (ii) upon the material breach by Executive of any of the provisions of this Agreement, or (iii) upon Executive's misconduct (as defined below). Termination for Cause shall not be deemed to have occurred unless the Board adopts a resolution, at a meeting called and held for that purpose (after reasonable notice to Executive and after allowing Executive and his counsel to be heard before the Board) finding that Executive was guilty of conduct set forth in (i), (ii) or (iii) and specifying the particulars thereof. Notwithstanding any such determination by the Board, Executive may challenge such determination in arbitration pursuant to Section 12. Upon a termination for Cause, which, if contested in arbitration by Executive, is upheld in arbitration, all compensation, benefits and payments provided for hereunder shall terminate, and Executive shall not be entitled to any severance or other payments other than for salary and other compensation (including unused vacation pay) earned by him through the effective date of such termination. "Misconduct" shall mean physical assault, falsification or misrepresentation of facts on Company records, creating or contributing to unsafe working conditions, fraud, dishonesty, willful destruction of Company property or assets or harassment of another employee by Executive. No act, or failure to act, by Executive shall be considered "willful" unless committed without good faith and without a reasonable belief that the act or omission was in the Company's best interest.

          5.4  Termination Without Cause.  If the Company terminates Executive
               -------------------------
without Cause at any time other than within one year following a Sale of the Company, then in addition to the amounts due under Section 5.1:

          (a) The Company shall pay Executive, in equal monthly installments for a period of 12 months following termination, an amount equal to one times the Executive's annual base salary as then in effect plus one times the average of the annual performance bonus received by the Executive over the Employment Term;

          (b) The Company shall reimburse Executive for the cost of Executive's COBRA payments under the Company's health insurance plans for a period of 18 months following such termination; and

          (c)  Any remaining unvested portion of the Option shall vest.

          5.5  Termination Following a Sale of the Company.  If the Company
               -------------------------------------------
terminates Executive without Cause, and other than by reason of death or Disability, within one year following a Sale of the Company, then in addition to the amounts due under Section 5.1:

          (a) The Company shall pay Executive, in equal monthly installments for a period of 18 months following termination, an amount equal to one a half (1.5) times the Executive's annual base salary as then in effect plus one and a half (1.5) times the average of the annual performance bonus received by the Executive over the Employment Term;

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          (b)  The Company shall reimburse Executive for the cost of Executive's
          COBRA payments under the Company's health insurance plans for a period of 18 months following such termination; and

          (c)  Any remaining unvested portion of the Option shall vest.

A "Sale of the Company" shall be deemed to occur if (i) any person, corporation, partnership, trust, association, enterprise or group shall become the beneficial owner, directly or indirectly, of outstanding capital stock of the Company possessing at least 50% of the voting power (for the election of directors) of the outstanding capital stock of the Company, or (ii) there shall be a sale of all or substantially all of the Company's assets or the Company shall merge or consolidate with another corporation and the stockholders of the Company immediately prior to such transaction do not own, immediately after such transaction, stock of the purchasing or surviving corporation in the transaction (or of the parent corporation of the purchasing or surviving corporation) possessing more than 50% of the voting power (for the election of directors) of the outstanding capital stock of that corporation, which ownership shall be measured without regard to any stock ownership of the purchasing, surviving or parent corporation by the stockholders of the Company before the transaction.
It is expressly understood that, for purposes of the definition of "Sale of the Company," the holders of indebtedness of the Company or its subsidiaries shall not be deemed to constitute a "group" solely by virtue of their roles as debt holders or by exercising their rights with respect thereto.

          5.6  Voluntary Resignation by Executive.  In the event Executive
               ----------------------------------
voluntarily resigns prior to the expiration of the Employment Term, then, at the time the resignation is effective, all benefits and payments provided for hereunder shall terminate, and, without limiting the foregoing, Executive shall not be entitled to any severance payment other than amounts due under Section 5.1.

     6.   Disclosure of Information.
          -------------------------

          Executive acknowledges that in connection with and as a result of his employment pursuant to this Agreement, he shall make use of, acquire and add to Confidential Information (as defined below). Except as required in connection with his obligations hereunder, Executive shall not, in any manner, disclose or use any Confidential Information, including Confidential Information received from the Company or others either before, during or after his employment with the Company or received before during or after the term of this Agreement, except upon the prior written consent of the Company. Executive acknowledges that such Confidential Information of the Company will include matters conceived or developed by Executive, as well as matters learned by Executive from employees of the Company. Any Confidential Information that Executive has, shall prepare or shall have prepared, used, use or come into contact with shall be and remain the Company's sole property and shall not be removed from the Company's premises without its prior written consent, and shall be returned upon termination of this Agreement. Executive will not, except as the Company may otherwise consent or direct in writing, sell, use, lecture, or publish any Confidential Information or other proprietary information

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of the Company or authorize anyone else to do those things at any time either during or subsequent to this Agreement. For purposes of this Agreement, the term "Confidential Information" means either: (A) information concerning the financial condition of the Company or its subsidiaries that is not generally available to the public; or (B) trade secrets as defined in California Civil Code Section 3426.1. In the event that Executive is requested or required (by deposition, interrogatories, requests for information or documents in legal proceedings, subpoena, civil investigative demand or other similar process) to disclose any Confidential Information, Executive shall provide the Company with prompt written notice of any such request or requirement so that the Company may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement. If, in the absence of a protective order or other remedy or the receipt of a waiver by the Company, Executive is nonetheless, legally compelled to disclose Confidential Information to any tribunal or else stand liable for contempt or suffer other censure of penalty, Executive may, without liability hereunder disclose to such tribunal only that portion of the Confidential Information which Executive is legally required to disclose, provided that Executive exercises his best efforts to preserve the confidentiality of the Confidential Information, including, without limitation, by cooperating with the Company to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Confidential Information by such tribunal.

     7.   Employee's Covenants.
          --------------------

          7.1 During the term of this Agreement, Executive shall (i) observe and conform to the policies and directions promulgated by the Chief Executive Officer, act at the instruction of the Chief Executive Officer and report exclusively to the Chief Executive Officer, (ii) exercise and perform faithfully to the best of his ability on behalf of the Company the powers and duties reasonably required by the Chief Executive Officer; and (iii) devote his substantially full time and effort to the business affairs of the Company and its subsidiaries.

          7.2 Executive agrees that during the term of this Agreement and, in the event Executive's employment with the Company terminates pursuant to Section 5.3, Section 5.4 or Section 5.6 hereof during the term of this Agreement, for a period of eighteen (18) months following such termination (provided that if Executive is terminated pursuant to Section 5.4, Executive shall be subject to the obligations hereunder for such period of time as Executive is paid pursuant to such Section 5.4) Executive will not directly or indirectly (i) engage in a "Restricted Business" (as defined herein), (ii) own or control any debt equity or other interest in a Restricted Business (except as a passive investor of less than 5% of the capital stock or publicly traded notes or debentures of a publicly-held company), (iii) act as director, officer, manager, employee, participant or consultant to a Restricted Business, or (iv) be obligated to or connected in any advisory business enterprise or ownership capacity with a Restricted Business. For purposes of this Agreement, a "Restricted Business" shall mean any of Tech Data Corp., Ingram Micro, Inc., Computer 2000 AG (C2000), Intelligent Electronics, Inc., MicroAge, Inc., Inacom Corp., Compucom, Entex Information Services, Inc., Vanstar Corp., SYNNEX Information Technologies, Inc., Arrow Electronics, Incorporated or any other wholesale distributor of micro computer products or with any subsidiary, division or successor of any of them or with any entity

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that acquires, whether by acquisition, merger or otherwise, any significant amount of the assets or substantial part of any of the business of any of them. Executive further agrees that during the term of this Agreement and, in the event Executive's employment with the Company terminates during the term of this Agreement, for a period of eighteen months following such termination, Executive shall not, on behalf of any business enterprise other than the Company and its subsidiaries, solicit the employment of or hire any person that is or was employed by the Company or any of its subsidiaries at any time on or after January 1, 1997.

          7.3 In the event of any material breach by Executive of any of the restrictions contained in this Agreement (including, without limitation, those set forth in Sections 6, 7, and 8), the Company shall have no further obligation to compensate Executive hereunder and Executive acknowledges that the harm to the Company cannot be reasonably or adequately compensated in damages in any action at law. Accordingly, Executive agrees that, upon any violation of such restrictions, the Company shall be entitled to seek preliminary and permanent injunctive relief in addition to any other remedy, without the necessity of proving actual damages.

          7.4 Executive represents and warrants to the Company that (i) his employment with the Company as contemplated herein does not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which Executive is a party, (ii) he is not a party to or obligated under any agreement, contract or instrument that will in any way impair his ability to devote his substantially full-time and best efforts to the execution of his duties pursuant hereto, and (iii) he will not engage in any business or other activity that materially interferes with his ability to devote his substantially full-time and best efforts to the execution of his duties pursuant hereto.

          7.5 As an independent covenant hereunder, to the extent permitted by law, Employer and Executive represent and warrant to the other that they will not challenge the validity or enforceability of any of the provisions of Section 7 of this Agreement.

     8.   Return of Work Product.
          ----------------------

          Upon termination of this Agreement, or at the request of the Company, Executive agrees to deliver to the Company any and all materials, whether printed, written or otherwise obtained or prepared by Executive and pertaining to the business of the Company or as otherwise acquired by Executive in the performance of this Agreement, and it is further agreed by the parties that all such materials shall be the sole property of the Company.

     9.  Agreement Binding Upon Successors and Assigns.
         ---------------------------------------------

          9.1 All of the terms and provisions of this Agreement shall bind and inure to the benefit of the parties hereto. Because this Agreement is personal and indivisible in nature, Executive may not assign or transfer this Agreement without the Company's written consent. The Company may, with Executive's written consent, assign or transfer its rights or obligations

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

to any successor corporation or affiliate or in connection with any merger, business combination or sale of all or substantially all of the Company's assets.

          9.2 The Company will require any successor (whether direct or indirect, by purchase, merger consolidation or otherwise) to all or substantially all of the business and assets of the Company, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it whether or not such succession had taken place .

     10.  No Waiver.
          ---------

          The waiver of a breach of any provision of this Agreement by any party shall not operate or be construed as a waiver of any subsequent breach or violation thereof by the other party.

     11.  Notices.
          -------

          All notices and communications provided for hereunder shall be in writing and shall be mailed or delivered to the business or residence address of the respective parties hereinafter provided or to such other address as either party shall designate in writing to the other. Any notice to the Company hereunder shall be sent to the attention of the Chief Executive Officer of the Company.

     12.  Arbitration.
          -----------

          Any claim, dispute or controversy including, without limitation, all employment disputes, harassment or discrimination in violation of state or federal law, between the Company and Executive arising out of this Agreement, the interpretation, validity or enforceability of this Agreement or the alleged breach thereof shall, on written request of either party served on the other be submitted to binding arbitration by the American Arbitration Association in Los Angeles, California, under its National Rules for the Resolution of Employment Disputes then in effect, in accordance with the rules and regulations of that Association. Within ten days after demanding arbitration, the party filing such demand shall provide the adverse party with the names and addresses of all witnesses, and true and exact copies of all documents proposed to be utilized in the arbitration. Within twenty days thereafter, the respondent in the arbitration shall provide the claimant with a list of the names and addresses of all witnesses intended to be called by respondent, and copies of all documents intended to be utilized in the arbitration by the respondent. Each party to the arbitration shall have the right, within fifteen days after the receipt of the list of witness, and documents, to either interview informally, or to take formal depositions of any witnesses so identified. Any dispute with regards to discovery shall be settled by the arbitrator.

          The arbitration shall be conducted on a date set by the arbitrator, which shall not be later than sixty days after the filing of the demand for arbitration, and a decision shall be rendered by the arbitrator, within ten days after the conclusion of hearings. All hearings shall

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

be conducted, on successive days, if the hearing is not capable of being terminated on the first day.

          Any determination rendered by the arbitrator, shall be a proper application of the law of the State of California, and shall be consistent with any judicial decisions, rules, regulations, or statutes in the same venue in which the arbitration is conducted. A judgment may be entered on the arbitrator's award, in any court in the State of California and in any federal court, provided appropriate diversity jurisdiction exists. Notwithstanding anything to the contrary herein, the award may be set aside only on the grounds permitted under the laws of the State of California or the Federal Arbitration Act. The arbitrator's fee and all costs of the arbitration, shall initially be shared equally by the parties, but the arbitrator shall have the right to determine, as part of its decision who shall bear the entire cost of such arbitration, including the attorney's fees for the successful party.

     13.  Counterparts.
          ------------

          This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same agreement.

     14.  Amendments.
          ----------

          No modifications, extensions, or waiver of any provisions hereof or release of any right hereunder shall be valid, unless the same is in writing.

     15.  Governing Law.
          -------------

          This Agreement shall be governed by and interpreted in accordance with the laws of the State of California.

     16.  Severability.
          ------------

          Any provision hereof prohibited by or unlawful or unenforceable under any applicable law of any jurisdiction shall as to such jurisdiction be ineffective without affecting any other provision of this Agreement. To the full extent, however, that the provisions of such applicable law may be waived, they are hereby waived, to the end that this Agreement be deemed to be a valid and binding agreement enforceable in accordance with its terms. However, if any provision, or any part thereof, is held to be unenforceable because of the scope or duration of such provision, Executive of the Company agree that the court making such determination shall have the power to reduce the scope, duration and/or area of such provisions in order to make such provision enforceable to the fullest extent permitted by law, and/or to delete specific words and phrases ("blue-penciling"), and in its reduced or blue-penciled from such provision shall then be enforceable and shall be enforced.

     17.  Entire Agreement.
          ----------------

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

          This Agreement and all other written agreements/documents evidencing matters referred to herein, including but not limited to any indemnification agreement with the Company, contains the entire agreement of the parties with respect to the terms and conditions of the employment of Executive by the Company during the Employment Term, and this Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the employment of Executive by the Company. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, oral or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement, or promise not contained in this Agreement will be valid or binding. Executive acknowledges that he was represented by counsel in connection with the negotiating and drafting of this Agreement. Executive acknowledges that he has not relied upon information or advice provided by the Company, except as set forth herein and that he is voluntarily entering into this Agreement and that he understands that all terms and provisions of this Agreement are binding upon him, and are not mere recitals.

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

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, effective as of the date hereinabove provided.

                                    MERISEL, INC.,
                                    a Delaware corporation
                                    (the "Company")

Address:

Merisel, Inc.                       By /s/ DWIGHT A. STEFFENSEN
200 Continental Blvd.                 -------------------------------
El Segundo, CA 90245                       Dwight A. Steffensen
                                           Chief Executive Officer



Address:

                                    By /s/ ROBERT J. MCINERNEY
                                      -------------------------------
                                           Robert J. McInerney
                                           (Executive)

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